Exhibit 99.1

BEI HOLDING CORPORATION

AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Contents

Page

Independent Auditors’ Report	1

Financial Statements

Consolidated Balance Sheet	2

Consolidated Statement Of Income	3

Consolidated Statement Of Stockholders’ Deficit	4

Consolidated Statement Of Cash Flows	5

Notes To Consolidated Financial Statements	6 - 23

Independent Auditors’ Report

To the Board of Directors and Stockholders

BEI Holding Corporation

We have audited the accompanying consolidated balance sheet of BEI Holding Corporation and subsidiary (collectively, the Company) as of December 31, 2008 and the related consolidated statements of income, stockholders’  deficit and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BEI Holding Corporation and subsidiary as of December 31, 2008 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ RubinBrown LLP

Saint Louis, Missouri

March 22, 2010

BEI HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2008

Assets

Current Assets
Cash and cash equivalents	$2,721,916
Accounts receivable, net of allowance for doubtful accounts of $170,000	3,763,168
Inventories	3,931,278
Deferred income taxes	1,543,377
Other current assets	135,060
Refundable income taxes	133,054
Total Current Assets	12,227,853

Other Assets
Property and equipment, net	1,073,563
Goodwill, net	5,146,250
Other intangible assets, net	9,116,417
Digital software development costs, net	767,171
Total Other Assets	16,103,401

Total Assets	$28,331,254

Liabilities And Stockholders’ Deficit

Current Liabilities
Accounts payable	$3,219,604
Advances from customers	839,578
Other accrued liabilities	2,930,219
Total Current Liabilities	6,989,401

Deferred Income Taxes	3,712,105

Fair Value Of Interest Rate Swap Agreement	1,293,706

Long-Term Debt	44,460,546

Total Liabilities	56,455,758

Commitment And Contingencies

Stockholders’ Deficit
Convertible preferred stock	1
Common stock	38,206,739
Accumulated deficit	(66,331,244)
Total Stockholders’ Deficit	(28,124,504)

Total Liabilities And Stockholders’ Deficit	$28,331,254

See the accompanying notes to consolidated financial statements.

BEI HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

For The Year Ended December 31, 2008

Net Sales	$35,230,862

Cost Of Goods Sold	21,757,463

Gross Profit	13,473,399

Expenses
Selling expense	8,368,199
General and administrative expense	1,121,761
Research and development expense	3,178,659
Interest expense	9,915,065
Amortization expense	1,945,473
Other expense	1,334,854
Total Expenses	25,864,011

Loss Before Provision For Income Taxes And Extraordinary Items	(12,390,612)

Provision For Income Taxes	468,003

Loss Before Extraordinary Items	(12,858,615)

Extraordinary Gain On Extinguishment Of Debt	34,246,093

Net Income	$21,387,478

See the accompanying notes to consolidated financial statements.

BEI HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

For The Year Ended December 31, 2008

	Convertible					Total
	Preferred Stock		Common Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Deficit	Deficit

Balance (Deficit) - January 1, 2008 -	—	$—	—	$38,206,738	$(87,718,722)	$(49,511,984)

Issuance Of Stock In Conjunction With Forgiveness Of Debt	17,094	1	15,767	1	—	2

Net Income	—	—	—	—	21,387,478	21,387,478

Balance (Deficit) - December 31, 2008	17,094	$1	15,767	$38,206,739	$(66,331,244)	$(28,124,504)

See the accompanying notes to consolidated financial statements.

BEI HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2008

Cash Flows From Operating Activities
Net income	$21,387,478
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,151,280
Deferred interest expense	8,170,452
Amortization of original issue discount	94,972
Extraordinary gain on extinguishment of debt	(34,246,093)
Deferred income tax provision	647,496
Interest rate swap adjustment	582,876
Changes in assets and liabilities:
Decrease in accounts receivable	1,904,972
Decrease in inventories	2,501,955
Decrease in other assets	137,618
Decrease in accounts payable	(1,275,448)
Decrease in advances from customers	(637,729)
Decrease in other accured liabilities	(241,854)
Net Cash Provided By Operating Activities	1,177,975

Cash Flows From Investing Activities
Capital expenditures	(11,630)
Capitalized software development costs	(397,473)
Net Cash Used In Investing Activities	(409,103)

Net Increase In Cash And Cash Equivalents	768,872

Cash And Cash Equivalents - Beginning Of Year	1,953,044

Cash And Cash Equivalents - End Of Year	$2,721,916

Supplemental Disclosure Of Cash Flow Information
Interest paid	$36,578
Cash refunded for income taxes	(247,585)
Noncash investing and financing activities (Note 13)

See the accompanying notes to consolidated financial statements.

BEI HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

1.                                      Description Of Business

BEI Holding Corporation and its wholly owned subsidiary, Broadcast Electronics, Inc. (collectively, the Company or the Successor Company) are engaged principally in the design, production, and sale of radio broadcasting equipment.  The Company is headquartered in Quincy, Illinois and has sales throughout North America, as well as Central and South America, Europe, the Far East and East Africa.

2.                                      Summary Of Significant Accounting Policies

Basis Of Presentation

BE Holdings I LLC was formed in 2006 to purchase BEI Holding Corporation and subsidiary.  On February 15, 2006, BE Holdings I LLC purchased 100% of the stock of BEI Holding Corporation.  As such, a new basis of accounting was created on that date, with the assets acquired and liabilities assumed recorded at their fair values.

On November 21, 2008 (restructuring date), the Company was restructured by the Senior Lender.  In conjunction with the restructuring, the following transactions occurred:

•                  BE Holdings I LLC (Predecessor) relinquished all rights and ownership interest in BEI Holding Corporation (Successor).

•                  All amounts due to the subordinated lender under the senior subordinated note agreement by BEI Holding Corporation, including unpaid interest, were forgiven.  In exchange for the forgiveness of debt, the subordinated lender received nonconvertible common stock in BEI Holding Corporation, representing an economic interest of 28.3% in this entity.  The total amount of debt outstanding to the subordinated lender on November 21, 2008 amounted to $35,953,933.

•                  The senior lenders renegotiated Term Loans A and B and the revolving line of credit (previous senior lending agreement) of Broadcast Electronics, Inc.  The renegotiation of these lender agreements included a release from all obligations related to unpaid interest and principal under the previous senior lending, as well as a waiver from the debt covenant violations existing at December 31, 2007.  A new senior loan facility was executed by the senior lenders, which is detailed in Note 9 of the financial statements.  In exchange for the release of Broadcast Electronics, Inc. from the obligations and covenant violations under the previous lending agreement, the senior lenders received convertible preferred stock in BEI Holding Corporation, representing an economic interest of 51.9% in this entity.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

•                  The managing member of BE Holdings I LLC released the Company from an obligation to pay accrued management fees amounting to $403,994.  The managing member received common stock in BEI Holding Corporation, amounting to 4.7% of the economic interest in this entity.

•                  Selected members of the senior management group of Broadcast Electronics, Inc. received common stock in BEI Holding Corporation, representing 15% of the economic interest in this entity.

The aforementioned restructuring events include concessions by the debtors that would normally not be considered, and as noted, includes the issuance of equity in exchange for the satisfaction of the subordinated lenders obligations as well as a release from the noncompliance with the existing debt covenants at November 21, 2008.  As such, the restructuring events qualify for accounting as troubled debt restructurings pursuant to the provisions of Statement of Financial Accounting Standards No. 15.

At November 21, 2008, the fair value of the equity interest received in exchange for the forgiveness of the debt with the subordinated lender was approximately $1.  As such, substantially all of the outstanding debt with the subordinated lender has been recognized as an extraordinary gain from the forgiveness of debt on the Company’s consolidated statement of income for the year ended December 31, 2008.

The fair value of the equity interest granted to the senior lenders in exchange for the modification of Term Loans A and B and the revolving line of credit was approximately $1.  As the amount of the future obligations under the New Term Loans A, B, C and the revolving line of credit exceed the carrying value of the Term Loans A and B at November 21, 2008, no gain was recognized for the year ended December 31, 2008.

The net extraordinary gain on restructuring included in the consolidated statement of income at December 31, 2008 includes the following:

Forgiveness of debt - subordinated lender	$35,953,933
Forgiveness of accrued management fees	403,994
Restructuring costs	(704,160)
Unamortized loan costs	(1,407,674)

$34,246,093

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

Change In Reporting Entity

As a result of the restructuring on November 21, 2008, the reporting entity for the consolidated financial statements changed from BE Holdings I LLC to BEI Holding Corporation.  Pursuant to the provisions of Statements on Financial Accounting Standards (SFAS) No. 154, Accounting Changes, changes that result in the change of a different reporting entity shall be retroactively applied to the consolidated financial statements of the new reporting entity for all prior periods.

All of the assets, liabilities, equity, revenues and expenses for the period ended November 21, 2008 under the Predecessor were held by or conducted within BEI Holding Corporation and Broadcast Electronics, Inc.  There were no transactions (other than consolidating entries to record the value of the investment in BEI Holding Corporation) that occurred with in the records and accounts of BE Holdings I LLC.  As such, there is no impact in the consolidated financial statements for the year ended December 31, 2008 by reporting the information under the Successor Company.

Principles Of Consolidation

The consolidated financial statements include the accounts of BEI Holding Corporation, and its wholly owned subsidiary, Broadcast Electronics, Inc.  Significant intercompany accounts and transactions have been eliminated.

Cash And Cash Equivalents

For purposes of the consolidated statement of cash flows, cash equivalents are defined as highly liquid investments with original maturities of three months or less.

The Company maintains its cash accounts at various banks.  The bank account balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per financial institution.  The uninsured amount, based on the bank balances at December 31, 2008 is $2,490,300.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Management provides for probable uncollected amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

Inventories

The Company values its inventories at the lower of cost, using the first-in, first-out method, or market.  Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors.

Property And Equipment

Property and equipment are stated at cost.  Major additions or betterments are capitalized while maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations.

Depreciation of machinery and equipment is computed using primarily accelerated methods over the estimated useful lives of the assets.  Leasehold improvements are amortized using the straight-line method over the estimated remaining lives of the assets or the remaining life of the lease, whichever is less.

Goodwill And Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of the business acquired.  In accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, the Company does not amortize goodwill.

The Company has completed an impairment analysis in 2008 and determined that no impairment of goodwill is necessary at December 31, 2008.

Costs incurred in connection with the Company’s debt assumed in the purchase during 2006, which are included in other intangible assets on the consolidated balance sheet, are amortized to amortization expense using the interest method over the related loan period.

As a result of the debt restructuring on November 21, 2008, unamortized costs of approximately $1,400,000 associated with the Company’s long-term debt agreements were recorded against the gain on extinguishment of debt.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

In connection with the acquisition in 2006, the Company acquired various intangible assets from the Predecessor Company.  These intangibles are amortized on the straight-line method over various periods as follows:

Patent application	16 years
License agreement	3 years
Website/domain names	3 years
Noncompete agreements	3 years
Proprietary technology/know-how	8 years
Customer list	4 years

Amortization expense related to such intangible assets amounted to approximately $3,262,000 in 2008.

In 2008, the Company performed an impairment analysis of intangible assets, and determined that an impairment at December 31, 2008 did not exist.

The Company also acquired certain trademarks and trade names in conjunction with the acquisition that had been assigned a fair value of $3,490,000.  These trademarks are deemed to have indefinite lives and, as such, are not amortized.  The Company assesses the fair value of the trademarks and trade names on an annual basis.  At December 31, 2007, the fair value of such assets was deemed to be impaired, and a charge of $1,130,000 was recorded to adjust such trademarks to fair value.  The Company has determined that the carrying value of such trademarks of $2,360,000 at December 31, 2008 approximates the fair value, and thereby, an impairment does not exist at December 31, 2008.

Digital Software Development Costs

The Company capitalizes digital software development costs which are directly associated with the enhancement and development of its digital software products after technological feasibility has been established for the related software product until the product is available for commercial release.  The Company amortizes such costs on a straight-line basis over a period of five years which, in management’s opinion, represents the period over which the economic benefits will be received.  The Company charged amortization of $117,891 for the year ended December 31, 2008.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

Impairment Of Long-Lived Assets And Long-Lived Assets To Be Disposed Of

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by that asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value And Derivative Instruments

The carrying values of cash, accounts receivable and accounts payable approximate their fair values due to the short-term maturities of these instruments.  The carrying value of the line of credit and the outstanding long-term debt approximate fair value due to the floating interest rates.

Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements.  SFAS No. 157 requires specific disclosures regarding assets and liabilities measured at fair value, including the primary sources and potentially the inputs used to determine fair value, depending on the type and reliability of those inputs.  Currently, the disclosures prescribed by SFAS No. 157 apply only to financial assets and liabilities.  Applicability to nonfinancial assets and liabilities is effective for the Company on January 1, 2009.

The Company utilizes an interest rate swap to reduce the effects of fluctuations in interest rates.  This derivative instrument does not qualify for hedge accounting under the specific guidelines of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended.  The Company accounts for its interest rate swap at fair value and at December 31, 2008 has a liability of $1,293,706 reported on the consolidated balance sheet.  The fair value of the interest rate swap was determined through pricing received from the counterparty, which develops the value based on inputs observable in active markets, such as interest rates.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

Revenue Recognition

The Company primarily recognizes revenue derived from the sale of radio broadcasting equipment upon shipment of the product.  The exceptions to this policy relate to certain specific situations where the Company has manufactured the goods and the Company has the product ready for shipment, however the customer has requested the Company hold these goods and not ship these items until designated by the customer.  In these instances, the Company recognizes revenue when the earnings process related to these goods is complete, the product is ready for shipment and is physically segregated from the rest of the Company’s inventory, and title and risk of loss to the product has transferred to the customer.  In 2008, the Company did not have any revenue related to these specific transactions.

Revenue derived from programming is recognized when services are rendered.  Revenue associated with software license agreements is recognized ratably over the period of such agreements.

Research And Development Costs

Research and development costs relate to the development of new products and product lines.  The Company expenses research and development costs as incurred.

Income Taxes

The Company records income taxes under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In accordance with Financial Accounting Standards Board Staff Position FIN 48-3, the Company has elected to defer implementation of Financial Accounting Standards Board Interpretation (FIN) 48, Accounting for Uncertainty in Income Taxes, until January 1, 2009.  FIN 48 clarifies the accounting for uncertainty in tax positions.  FIN 48 requires financial statement recognition of the impact of a tax position if a position is more likely than not of being sustained on audit, based on the technical merits of the position.  Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, transition, and disclosure requirements for uncertain tax positions.  The Company’s current accounting policy is to evaluate uncertain tax positions using the framework set forth in SFAS No. 5, Accounting for Contingencies.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

Stock-Based Compensation

On January 1, 2006, the Company adopted the provisions of SFAS No. 123R, Share-Based Payment, using the prospective method which does not require prior periods to be restated.  SFAS No. 123R sets accounting requirements for share-based compensation to employees, and requires companies to recognize in the statement of operations the grant-date fair value of the stock options and other equity-based compensation plans.

Estimates And Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period.  Significant items subject to estimates and assumptions include the carrying amount of property and equipment, intangibles, and goodwill; and valuation allowances for receivables, inventories, and deferred income tax assets.  Actual results could differ from those estimates.

3.             Members Equity And Stockholders’ Equity Transactions

At December 31, 2008, the authorized capital of the Successor Company included 50,000 shares of capital stock, which consists of:

•      Class A common stock (Class A common), 4,890 shares, par value of $0.001 per share.

•      Class B common stock (Class B common), 10,877 shares, par value of $0.001 per share.

•      Series A convertible preferred stock (Convertible Preferred), 17,092 shares, par value $0.001 per share.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

4.             Inventories

Inventories consist of:

Raw materials	$2,966,851
Work in process	427,669
Finished goods	2,837,569
6,232,089
Less: Reserve for obsolete inventory	2,300,811

$3,931,278

5.             Property And Equipment

Property and equipment consist of:

	Estimated
	Useful Lives	Amount

Machinery and equipment	3 - 10 years	$1,471,233
Leasehold improvements	3 - 10 years	185,914
		1,657,147
Less: Accumulated depreciation and amortization		583,584

		$1,073,563

Depreciation and amortization expense related to property and equipment charged against income amounted to $205,806 for the year ended December 31, 2008.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

6.             Intangible Assets

Intangible assets consist of the following at December 31, 2008:

	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Value

License agreements	$100,000	$(57,778)	$42,222
Trademarks/trade names	2,360,000	—	2,360,000
Patent applications	160,000	(10,000)	150,000
Website/domain names	200,000	(115,555)	84,445
Noncompete agreements	1,200,000	(400,000)	800,000
Proprietary technology	3,960,000	(1,130,250)	2,829,750
Customer list	3,800,000	(950,000)	2,850,000

	$11,780,000	$(2,663,583)	$9,116,417

Based on balances at December 31, 2008, expected amortization expense in each of the next five years is as follows:

Year	Amount

2009	$1,827,583
2010	1,827,583
2011	1,364,250
2012	414,250
2013	414,250
Thereafter	908,501

$6,756,417

Amortization expense related to other intangible assets charged against income amounted to $1,827,583 for the year ended December 31 2008.

7.             Other Accrued Liabilities

Accrued salaries	$217,376
Accrued interest	140,133
Product warranty	1,073,503
Accrued commissions	561,827
Other accrued liabilties	937,380

$2,930,219

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

8.             Financing Arrangements

Long-term debt consists of the following at December 31, 2008:

New term loan A	$12,018,333
New term loan B	12,020,000
New term loan C	20,422,213

$44,460,546

Original Financing Agreements

Financing arrangements executed on February 14, 2006, consist of the following:

•      Term Loan A in the amount of $14,000,000 requiring quarterly principal payments plus interest at LIBOR plus 3.25%. in the amount of $562,500 from April 28, 2006 through January 31, 2007, $625,000 from April 30, 2007 through January 31, 2008, $687,500 from April 30, 2008 through January 31, 2009, $750,000 from April 30, 2009 through January 31, 2010, and $875,000 from April 30, 2010 through January 31, 2011 plus interest at LIBOR plus 3.25%.

•      Term Loan B in the amount of $26,000,000 requiring quarterly principal payments, plus interest at LIBOR plus 3.75% in the amount of $65,000 from April 28, 2006 through April 30, 2012, with a balloon payment of $24,375,000 due on July 31, 2012.

•      A revolving credit facility which allows for borrowing up to $10,000,000.  This facility bears interest at LIBOR plus 3.25%.  All outstanding borrowings and accrued interest were due on February 14, 2011.

•      A senior subordinated note in the amount of $27,000,000 that matures in February 2013.  This note bears interest at 17.5% of which 10% is payable quarterly and 7.5% (PIK) is accrued.

Term Loans A and B, as well as the revolving credit agreement, were secured by an interest in substantially all of the Company’s assets.

Restructuring And Refinancing

On November 21, 2008, the Company was restructured and all existing long-term debt agreements, included all accrued interest payable, were renegotiated (Note 2).

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

Term Notes A and B and the revolving credit facility were renegotiated to four separate financing agreements, with terms and amounts as follows.

The term “base rate” utilized below is defined as, for any day, a rate per annum equal to the highest of (a) the bank prime loan rate, as quoted by the Wall Street Journal (b) the sum of 0.5% per annum and the Federal Funds Rate or (c) the sum of LIBOR plus 1%.

•      New Term Loan A in the amount of $12,000,000 bearing interest at LIBOR plus 3.5% or the base rate plus 2.5%.  Thru December 31, 2009, interest is accrued (i.e. paid in kind) provided that the Company’s total cash (cash defined as cash on hand plus cash equivalents on hand plus net availability on the revolving credit facility) does exceed $2,500,000.  If total cash is less than $2,500,000, then interest at 1% is payable in cash, with the remainder of interest for the period paid in kind.  Beginning on January 1, 2010, quarterly principal payments of $100,000 plus interest at LIBOR are required, with all unpaid principal and interest due upon maturity on November 21, 2011.

•      New Term Loan B in the amount of $12,000,000 bearing interest at LIBOR plus 3.5% or the base rate plus 2.5%.  Thru December 31, 2009, interest is accrued (i.e. paid in kind) provided that the Company’s total cash (cash defined as cash on hand plus cash equivalents on hand plus net availability on the revolving credit facility) does exceed $2,500,000.  If total cash is less than $2,500,000, then interest at 1% is payable in cash, with the remainder of interest for the period paid in kind.  Beginning on January 1, 2010, quarterly principal payments of $100,000 plus interest at LIBOR are required, with all unpaid principal and interest due upon maturity on November 21, 2011.

•      New Term Loan C in the amount of $20,153,500.  The note bears interest at 12%, all of which is accrued.  If, however, the Company’s fixed charge ratio is greater than 1.0:1.0, then beginning on March 31, 2010, such interest is payable in cash.  All outstanding principal and interest due upon maturity on November 21, 2011.

•      A revolving credit facility which allows for borrowing up to $1,500,000.  This facility bears interest at LIBOR plus 3.5% or the base rate plus 2.5% and is payable on a monthly basis, with unpaid principal and interest due upon maturity on November 21, 2011.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

The schedule of maturities of long-term debt at December 31, 2008 are as follows:

Year	Amount

2009	$—
2010	800,000
2011	43,660,546

$44,460,546

Interest expense amounted to $9,915,065 for the year ended December 31, 2008.

Debt Covenants

At December 31, 2008, the Company must meet the following financial covenants related to New Term Loans A, B and C and the revolving credit facility:

•      Capital expenditures not to exceed $225,000 from November 21, 2008 through December 31, 2008 and for each fiscal year ending thereafter.

•      Maximum leverage ratio for a twelve month period as follows:

•	November 30, 2008 and each month ending thereafter through June 30, 2009:	70.0 to 1.0
•	July 31, 2009 and August 31, 2009	60.0 to 1.0
•	September 30, 2009 and each month ending thereafter through March 31, 2010	20.0 to 1.0
•	April 30, 2010 and each month ending thereafter through November 21, 2011	10.0 to 1.0

•      Minimum EBITDA for the 12-month period at the end of each month (beginning November 30, 2008 and ending November 21, 2011) ranging from $900,000 to $4,750,000 ($900,000 at December 31, 2008).

•      Minimum liquidity of available cash maintained in deposit accounts to not fall below $1,200,000 on any day end.

The Company was in compliance wit these covenants at December 31, 2008.

At December 31, 2008, the Company had letters of credit outstanding that totaled $222,746.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

Interest Rate Swap Agreement

In February 2006, the Predecessor Company entered into an interest rate swap agreement for the notional amount of $20,000,000 to effectively fix a portion of the Term A and Term B loans at 5.3525%.  This agreement was maintained with the New Term A, B, and C loans in conjunction with the restructuring of the Company on November 21, 2008.  The notional amount of the agreement reduces commensurate with the expected principal balance that would have been outstanding on the superseded loan agreements (Term A and Term B), which was $16,236,250 at December 31, 2008.  The fair value of the interest rate swap was a liability of $1,293,706 as of December 31, 2008.

9.             Income Taxes

Income tax expense (benefit) includes the following for the period:

Current
Federal	$(152,569)
State	(26,924)

Deferred
Federal	530,135
State	117,361

Total Income Tax Expense (Benefit)	$468,003

A reconciliation of income taxes, with the amounts computed at the statutory federal rate is as follows:

Computed tax at federal statutory rate	34%
State income taxes, net federal tax benefit	5
Gain on troubled debt restructuring	(38)
Other, net	1

2%

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2008 are as follows:

Deferred Income Tax Assets
Inventory	$933,182
Accounts receivable	66,355
Accrued liabilities	494,530
Noncompete agreements	45,107
Net operating loss (NOL) carryforward	241,373
Other	151,582
Total Deferred Income Tax Assets	1,932,129

Deferred Income Tax Liabilities
Intangibles from acquisition of predecessor	(3,398,562)
Property and equipment	(269,161)
Prepaid expenses	(37,457)
Digital software development costs	(395,677)
Total Deferred Income Tax Liabilities	(4,100,857)

Net Deferred Income Tax Assets	$(2,168,728)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

At December 31, 2008, the Company had approximately $625,000 of net operating losses.  The net operating loss carryforwards, if not utilized, will expire in 2028.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

10.          Leases

The Company leases office and plant facilities under noncancellable operating lease arrangements, which expire at various dates through July 2016.  Future minimum rental commitments under these lease arrangements are as follows:

Year	Amount

2009	$187,762
2010	187,762
2011	187,762
2012	187,762
2013	187,762
Thereafter	469,405

$1,408,215

Rental expense amounted to $187,762 for the year ended December 31, 2008.

11.          Employee Benefit Plans

Substantially all employees are covered under a profit sharing agreement.  The Company’s annual minimum contribution required under the agreement is calculated as a percentage of income before income taxes with additional contributions, if any, determined at the discretion of the board of directors.  There was no contribution made or accrued for the year ended December 31, 2008.

The Company also maintains a Salary Deferral Thrift 401(k) Plan (the Plan).  Participation in the Plan is open to all employees who meet certain eligibility requirements.  The Company matches dollar for dollar up to 4% of an employee’s base salary.  The amount charged to expense for the Plan totaled approximately $243,000 for the year ended December 31, 2008.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

12.          Commitments And Contingencies

Medical Insurance Liability

The Company provides medical insurance to its employees via a partially self-insured policy.  The policy requires the Company to pay for individual losses per individual up to $40,000 and has an annual maximum of $1,000,000 per year.  The Company has accrued $207,000 at December 31, 2008 for medical claims incurred but not reported.

Warranty

Provision for estimated warranty costs is made in the period in which such costs become probable and is periodically adjusted to reflect actual experience.

The following is a reconciliation of the product warranty liability which is recorded in accrued liabilities on the accompanying consolidated balance sheet:

Balance - January 1, 2008	$524,686

Provision	982,904
Payments made and returns received	(434,087)

Balance - December 31, 2008	$1,073,503

13.          Supplemental Cash Flow Information

During 2008, the Company incurred restructuring costs of $704,160, of which have been included as a reduction of the extraordinary gain on the extinguishment of debt.  At December 31, 2008, $644,160 of such costs had not been paid and are included in accounts payable.

14.          Related Party Transactions

The Company had a management agreement with Audax Inc., an entity that owns substantially all of the Company.  Under the terms of the agreement, the Company pays a fee to Audax, Inc. for administrative services and reimbursement of reasonable out of pocket expenses.  Such fees consist of $50,000 monthly payments commencing in March 2006.  On November 21, 2008, Audax released the Company from any obligation to pay outstanding management fees of $403,994, as well as the right to charge the Company additional fees on November 21, 2008 and thereafter.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Consolidated Financial Statements (Continued)

15.          Subsequent Event

In November 2009, the outstanding debt obligations of the Company were purchased from the senior lenders and the outstanding obligations were restructured on December 9, 2009.  The debt restructuring qualified as a troubled debt restructuring under accounting guidance resulting in a gain on extinguishment of debt of approximately $44,300,000.

FC Crestone BEI LLC was formed in 2009 to purchase BEI Holding Corporation and subsidiary, Broadcast Electronics, Inc.  On December 12, 2009, FC Crestone BEI LLC purchased 100% of the outstanding stock of BEI Holding Corporation.  As such, a new basis of accounting was created on that date, with the assets acquired and liabilities assumed recorded at their fair values.  The purchase price paid for the Predecessor Company consisted of cash paid for the membership units of $5,600.  Identifiable assets and liabilities assumed in the purchase totaled approximately $816,000.  The excess of the purchase price over the net identifiable assets of approximately $810,400 was recognized as a gain on bargain purchase in the results of the Successor Company.  The gain on bargain purchase was largely driven by depressed market conditions, which allowed for an attractive acquisition price.